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                                                                      Exhibit 21


Subsidiaries of GBC Bancorp                           State of Incorporation
---------------------------                           ----------------------

General Bank                                                 California

GBC Venture Capital, Inc.                                    California

Subsidiaries of General Bank
----------------------------

GBC Investment & Consulting Company, Inc.                    California

GBC Insurance Services, Inc.                                 California

Southern Counties Escrow                                     California

GBC Leasing Company, Inc.                                    California

                                      36